N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Core Plus Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		631,363		0.0542		9,670,830	11.32
Class B		19,524		0.0402		388,290		11.32
Class C		56,886		0.0402		1,156,686	11.32
Class I		189,136		0.0589		2,671,630	11.32

Evergreen U.S. Government Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		820,047		0.0465		15,313,765	9.69
Class B		40,207		0.0345		1,039,742	9.69
Class C		58,269		0.0345		1,558,487	9.69
Class I		770,019		0.0505		13,437,572	9.69

Evergreen High Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		4,268,855	0.0414		90,956,206	3.01
Class B		738,213		0.0376		16,951,949	3.01
Class C		1,475,452	0.0376		34,317,630	3.01
Class I		1,151,943	0.0427		16,819,492	3.01


Evergreen Diversified Income Builder Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,472,822	0.0483		25,958,631	5.30
Class B		149,258		0.0419		2,949,017	5.32
Class C		809,641		0.0419		16,036,982	5.31
Class I		1,321,113	0.0496		18,348,347	5.20